UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              ---------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                         SECURITIES EXCHANGE ACT OF 1934






       Date of Report (Date of earliest event reported) 20 July 2000
                                                       ----------------




                        Air Products and Chemicals, Inc.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)


                     Delaware                               1-4534                         23-1274455
   ----------------------------------------------     ------------------------     ---------------------------
   (State of other jurisdiction of incorporation)     (Commission file number)     (IRS Identification number)


   7201 Hamilton Boulevard, Allentown, Pennsylvania                                         18195-1501
   ------------------------------------------------                                         ----------
       (Address of principal executive offices)                                             (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
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



     Item 5.  Other Events.
     ---------------------

                        AIR PRODUCTS PRE-ANNOUNCES STRONG
                         JUNE QUARTER OPERATING RESULTS
                        ---------------------------------

        LEHIGH VALLEY, Pa. (July 20, 2000) - Air Products and Chemicals, Inc. (NYSE:APD) announced today it will report operating results for its third fiscal quarter ended June 30, 2000 of $.64 cents per share, an increase of 33% from last year's $.48 cents.

        "Our strategy of focusing on key markets where we have established leadership positions is working and delivering results to the bottom line. The momentum we experienced during the first half of our fiscal year across several key markets and geographies has resulted in strong growth that exceeded expectations again this quarter," commented
        H. A. Wagner, chairman and chief executive officer.

        The operating results exclude previously disclosed BOC transaction costs and charges related to hedging the BOC transaction currency exposure, and a restructuring charge of approximately $30 million after tax to be detailed in financial results to be released on Tuesday, July 25, 2000.

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


                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                    Air Products and Chemicals, Inc.
                                  ------------------------------------
                                    (Registrant)



Dated: 20 July 2000                By:     /s/ Leo J. Daley
                                     -------------------------------
                                         Leo J. Daley
                                         Vice President - Finance
                                         (Chief Financial Officer)


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